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                                                                   EXHIBIT 10.10

                               BANKBOSTON, N.A.
             SUBSCRIPTION DISTRIBUTION AND ESCROW AGENCY AGREEMENT


          This Subscription, Distribution and Escrow Agency Agreement (the "Agreement") is made as of June ___, 1997 between Imperial Credit Commercial Holdings, Inc. (the "Company"), a Maryland corporation and BankBoston, N.A., a Massachusetts Trust Company, as subscription, distribution and escrow agent (the "Agent").

          WHEREAS, the Company proposes to make an initial public offering through subscription rights, evidenced by subscription certificates in the form designated by the Company ("Subscription Certificates") to holders (the "IMH Holders") of shares of common stock and options to purchase shares of common stock (the "IMH Shares") of Imperial Credit Mortgage Holdings, Inc. ("IMH") as of June 23, 1997 (the "Record Date"), pursuant to which each Record Date IMH Holder will have certain non-transferable subscription rights (the "Subscription Rights") to subscribe for shares of the Company's Common Stock, $.01 par value per share (the "ICH Shares"), subject to the Maximum Offering Amount, as described in and upon such terms as are set forth in the prospectus (the "Prospectus") included in the Form S-11 Registration Statement filed by the Company with the Securities and Exchange Commission on April 18, 1997, as amended by any amendment filed with respect thereto (the "Registration Statement"); and

          WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the exercise of the Subscription Rights to subscribe therein set forth, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Pursuant to the resolutions of its Board of Directors, the Company hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.
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  2. (a)  Each Subscription Certificate shall evidence the Subscription Rights of the IMH Holders therein named to purchase ICH Shares upon the terms and conditions therein and herein set forth.

     (b) Upon the written advice of the Company signed by its Chief Executive Officer, Chief Financial Officer, Senior Vice President, Treasurer, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of IMH Holders (provided to the Agent by IMH or the Company) as of the Record Date, prepare and record Subscription Certificates in the names of the Record Date IMH Holders, setting forth the number of Subscription Rights to subscribe for ICH Shares, calculated on the basis of the Subscription Right of one ICH Share for each IMH Share held by such IMH Holder as of the Record Date, subject to the Maximum Subscription Offer Amount (as described in the Prospectus). Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized Officer of the Company. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall as promptly as practicable countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date IMH Holders. No Subscription Certificate shall be valid for any purpose unless so executed. Should any Officer whose signature has been placed upon any Subscription Certificate cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

3. (a) Each Subscription Certificate shall be irrevocable and non-transferable. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Record Date IMH Holder" hereunder for purposes of determining the rights of holders of Subscription Certificates).
          Each Subscription Certificate shall,

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          subject to the provisions thereof, entitle the Record Date IMH Holder in whose name it is recorded to the following:

          (1) The right (the "Basic Subscription Right") to purchase a number of ICH Shares equal to one ICH Share for every one IMH Share held by a Record Date IMH Holder as of the Record Date, subject to reduction as described in the Prospectus; and

          (2) The right (the "Oversubscription Right") to purchase from the Company additional ICH Shares, subject to the availability of such ICH Shares in connection with the Maximum Subscription Offer Amount and to allotment, proration and reduction of such ICH Shares as may be available among Record Date IMH Holders who exercise Oversubscription Rights on the basis specified in the Prospectus; provided, however, that a Record Date IMH Holder who
                           --------  -------
               has not exercised his Basic Subscription Rights with respect to the full number of shares that such Record Date IMH Holder is entitled to purchase by virtue of his Basic Subscription Rights as of the Expiration Date, if any, shall not be entitled to any Oversubscription Rights.

     (b) A Record Date IMH Holder may exercise his Basic Subscription Rights and Oversubscription Rights by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription
          Certificate with respect thereto, duly executed by such Record Date IMH Holder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the Subscription Price (as defined in the Prospectus) of each ICH Share subscribed for by exercise of such Subscription Rights, in United States dollars in cash, by check, or bank draft drawn on a bank in the continental United States or by postal, telegraphic, or express money order, in each case payable to the order of the Company.

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     (c)  Subscription Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York City Time on such date as is designated in the Prospectus as the expiration date (the "Expiration Date"). For the purpose of determining the time of the exercise of any Subscription Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

     (d) Notwithstanding the provisions of Section 3(b) and 3(c) regarding delivery of any executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City Time on the Expiration Date, if prior to such time the Agent receives (i) full payment for shares purchased and subscribed for by virtue of an IMH Holder's Subscription Rights, and
          (ii) guaranteed delivery by telegram or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of a properly completed and executed Subscription Certificate (stating the name of the exercising Record Date IMH Holder, the number of Subscription Rights represented by the Subscription Certificate(s) held by such exercising Record Date IMH Holder and the number of ICH Shares being subscribed for), then such exercise of Basic Subscription Rights and Oversubscription Rights shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate by the Agent within three business days after the Expiration Date (as defined in the Prospectus).

     (e) Within one business day following the Expiration Date (the "Initial Confirmation Date"), the Agent shall determine the number of ICH Shares subscribed for by persons exercising Basic Subscription Rights. If, after allocation of ICH Shares to the persons exercising Basic Subscription Rights, there remain unexercised Subscription Rights, then the Agent shall allot, subject the Maximum Subscription Offer

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          Amount, the ICH Shares issuable upon exercise of such unexercised
          Subscription Rights (the "Remaining Shares") to the persons exercising Oversubscription Rights, in the amounts of such oversubscription. If the number of ICH Shares for which Oversubscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Oversubscription Rights pro rata based solely on the number of Basic Subscription Rights exercised by each of them. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of ICH Shares subscribed for.

4.
     (a) On the Initial Confirmation Date, the Agent shall send a report to the Company and to the Dealer Manager(s), as agent for the Company, showing (i) the number of ICH Shares requested to be subscribed for pursuant to the Basic Subscription Rights and (ii) the number of ICH Shares, if any, requested to be subscribed for pursuant to the Oversubscription Rights.

     (b) On the Initial Confirmation Date, the Company and the Dealer Manager(s) shall determine, and upon such determination shall promptly inform the Agent, of (i) the number of ICH Shares to be acquired on a date 3 business days following the Initial Confirmation Date (the "Initial Closing Date") pursuant to the Basic Subscription Rights and the number, if any, of ICH Shares to be acquired on the Initial Closing Date pursuant to the Oversubscription Rights (such shares being collectively referred to as the "Initial Closing ICH Shares") and (ii) the estimated number, if any, of ICH Shares (the "Supplemental ICH Shares") that may be acquired on a date, within 30 calendar days from the Initial Closing Date, to be determined by the Company and the Dealer Manager(s) (the "Supplemental Closing Date").

     (c) The Company and the Dealer Manager(s) shall determine the Supplemental Closing Date, and

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          shall inform the Agent of such Supplemental Closing Date at least 2 business days prior to such Supplemental Closing Date, on which the Supplemental ICH Shares, if any, are to be acquired by the Record Date IMH Holders; provided, however, that if the Company believes, following Initial Closing Date, that the issuance of all or a portion of the Supplemental ICH Shares will have an adverse effect upon the operations of the Company or the market for the ICH Shares, then the Company will have the right, subject to the consent of the Dealer Manager(s), to reduce the number of Supplemental ICH Shares issuable on the Supplemental Closing Date to Record Date IMH Holders, to the extent necessary in the opinion of the Company, upon consultation with the Dealer Manager(s), to avoid such adverse effect.

5. On the Initial Confirmation Date, the Agent shall determine, in the case of each Record Date IMH Holder who subscribed, pursuant to the exercise of Oversubscription Rights, for a greater number of ICH Shares than was allotted to such Record Date IMH Holder under Section 4, the amount of the difference between the Subscription Price (as defined in the Prospectus) delivered to the Agent for the ICH Shares subscribed for pursuant to the exercise of such Oversubscription Rights and the Subscription Price of the ICH Shares so allotted under Section 4 (an "Excess Payment"). Proceeds held in respect of Excess Payments (including interest earned thereon) shall be refunded to Record Date IMH Holders entitled to such a refund as promptly as possible after the Initial Confirmation Date.

6. (a) All proceeds received by the Agent from IMH Holders in respect of the exercise of Subscription Rights shall be held by the Agent, on be half of the Company, in a segregated, interest-bearing escrow account (the "Escrow Account") (the interest of which shall be paid to the Company, except as provided for in Section 5 and Section 6(c)) pending disbursement in the manner described in Sections 6(b) and 6(c) below.

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     (b)  The Agent shall deliver the proceeds representing the aggregate
          Subscription Price (as defined in the Prospectus) for the Initial ICH Shares, net of financial advisory, marketing and solicitation fees ("Advisory and Solicitation Fees") equal to 4.25% of such aggregate Subscription Price, to the Company on the Initial Closing Date by certified or official bank check payable in New York Clearing House (next-day) funds against delivery to the Dealer Manager(s), as agent for the Company for the delivery to IMH Record Date Holders, of certificates evidencing the Initial ICH Shares. Such delivery of payment and certificates shall take place at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or through the facilities of The Depository Trust Company or another mutually agreeable facility, at 10:30 a.m., New York City time, on the Initial Closing Date or at such time on such other date as may be agreed upon by the Company and the Dealer Manager(s). The Advisory and Solicitation Fees with respect to the Initial ICH Shares shall be delivered to the Dealer Manager(s) for retention or disbursement thereby, as provided for in the Dealer Manager Agreement (as defined in the Prospectus).

     (c) The Agent shall deliver the proceeds representing the aggregate Subscription Price for the Supplemental ICH Shares, if any, determined by the Company and the Dealer Manager(s) to be issued on the Supplemental Closing Date, net of Advisory and Solicitation Fees equal to 4.25% of such aggregate Subscription Price, to the Company against delivery to the Dealer Manager(s), as agent for the Company for delivery to the IMH Record Date Holders, on the Supplemental Closing Date in the manner and at the offices or facilities specified in
          Section 6(c) above. The Advisory and Solicitation Fees with respect to the Supplemental ICH Shares, if any, shall be delivered to the Dealer Managers as provided for in Section 6(b) above. In the event that there is, under Section 4(b)(ii), an estimated number of Supplemental ICH Shares and

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          the Company, consistent with the provisions of Section 4(c), determines not to issue any or all of such Supplemental ICH Shares, then the Agent shall return the aggregate Subscription Price for such unissued Supplemental ICH Shares (together with interest earned thereon) to the Dealer Manager(s) for return to the appropriate Record Date IMH Holders (net of the Subscription Price for any ICH Shares purchased therefrom for the account of the Dealer Manager(s)).

7. The Agent shall promptly advise the Company as to the date of delivery of ICH Shares hereunder and shall supply the Company with a certified list of IMH Holders as of the Record Date.

8. The Agent shall account promptly to the Company with respect to Subscription Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of ICH Shares upon the exercise of Subscription Rights.

9. In the event the Agent does not receive by the Expiration Date any amount due from an IMH Holder as specified in Section 3(e), then it shall take such action with respect to such IMH Holder's Subscription Rights as may be instructed in writing by the Company, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of ICH Shares which could be acquired with such payment, and (ii) allocating the ICH Shares subject to such Subscription Rights to one or more other Record Date IMH Holders.

10. No Subscription Certificate shall entitle an IMH Holder to vote or receive dividends or be deemed the holder of ICH Shares for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any IMH Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders, or receive dividends or otherwise,

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     until the Subscription Rights evidenced thereby shall have been exercised and the ICH Shares purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

11. If any Subscription Certificate is lost, stolen, mutilated, or destroyed, the Agent may, on such terms which will indemnify the Company as the Agent may in its discretion impose (which shall, in the case of a Subscription Certificate include the surrender thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen or mutilated or destroyed.

12. (a) The Company covenants that all ICH Shares issued on exercise of Subscription Rights set forth in the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) The Company shall furnish to the Agent written notice to the effect that a registration statement under the Securities Act of 1933, as amended (the "Act"), is then in effect with respect to the ICH Shares issuable upon the exercise of the Subscription Rights set forth in the Subscription Certificates. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may reasonably request that it may comply with such instructions without violations of the Act.

13. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust busi-

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          ness of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

     (b) In case at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so counter signed under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

14. The Company agrees to pay to the Agent such reasonable compensation for all services rendered by it hereunder as set forth in Schedule A hereto and in addition to its reasonable expenses and other disbursements incurred in the exercise and performance of its duties hereunder.

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15.  The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

     (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or Chief Executive Officer or Chief Financial Officer or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Company delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Agent agrees to indemnify and hold harmless the Company from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by the Agent or its officers, employees or agents regarding this Agreement; provided,
                                                                  --------
          however, that such duty to indemnify and hold harmless shall not apply
          -------
          to liabilities or losses occasioned by or resulting from the gross negligence or willful misconduct of the Company or any of its employees or agents. Such duty to indemnify and hold harmless shall survive the termination of this Agreement.

     (c) The Company agrees to indemnify and hold the Agent harmless from any and all direct or indirect liabilities or losses arising from any legal action caused by any untrue statement or alleged untrue statement of a material fact contained in the Company's prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, howev-
                                             --------  ------

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          er, that such duty to indemnify and hold harmless shall not apply to
          --
          liabilities or losses occasioned by or resulting from the gross negligence or willful misconduct of the Agent or any of its employees or agents. Such duty to indemnify and hold harmless shall survive the termination of this Agreement.

     (d) The indemnifying party shall not be liable for indemnification under this Section 15 unless the party seeking indemnification shall have notified the indemnifying party in writing of the commencement of any litigation or proceeding in respect of which indemnity may be sought under this Section 15. With respect to claims in such litigation or proceedings for which may be sought, the indemnifying party shall be entitled to participate in any such litigation or proceeding and the indemnifying party shall be entitled to assume the defense of such litigation or proceeding with counsel of their choice at their own expense in respect of that portion of the litigation for which the indemnifying party may be subject to an indemnification obligation.
          If the indemnifying party is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction or otherwise, the party seeking indemnification shall reasonably prosecute such litigation or proceeding. In no event shall the party seeking indemnification consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding (including any threatened litigation or proceeding) without providing the indemnifying party with adequate notice of any such settlement or judgment, and without the indemnifying party's prior written consent. The party seeking indemnification shall submit written evidence to the indemnifying party with respect to any cost or expense for which the party seeking indemnification is seeking indemnification in such form and detail as the indemnifying party may reasonably request.

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     (e)  Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

     (f) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Company and to apply to any such officer of the Company for advice or instructions in connection with its duties, and subject to the notice requirements set forth above, shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer.

     (g) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reasonable reliance upon any Subscription Certificate or certificate for ICH Shares, instrument or assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     (h) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement of for any consequential damages arising out of any reasonable act or reasonable failure to act hereunder.

16. The Agent may, without the consent or concurrence of the stockholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions

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     of the Subscription Certificate except insofar as any such changes may confer additional rights upon the IMH Holders.

17.  Assignment

     (a) Except as provided in Section 17(c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     (c) The Agent may, without further consent on the part of the Company, subcontract for the performance hereof with (i) Boston Equiserve Limited Partnership, a Delaware Limited Partnership, which is fully registered as a transfer agent pursuant to Section 17(c)(2) of the Securities Exchange Act of 1934 ("Section A(c)(1)"), or (ii) the current third party vendor utilized by Boston Financial Data Service; provided, however, that the Agent shall be as fully responsible to the
          --------  -------
          Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

18. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

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19.  The validity, interpretation and performance of this Agreement shall be governed by law of the Commonwealth of Massachusetts, without giving effect to the choice of law provisions thereof.


STATE STREET BANK AND                        IMH COMMERCIAL HOLDINGS, INC.
 TRUST COMPANY


By:                                          By:
    ------------------------                     ------------------------
    Vice President                               (Officer)


Dated:                                       Dated:
       ---------------------                        ---------------------

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